United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2013 (July 8, 2013)

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    On July 8, 2013, The Laclede Group, Inc. (“Laclede Group”) Board of Directors named Steven P. Rasche as successor to Mark D. Waltermire, its Executive Vice President, Chief Financial Officer, who recently announced his retirement. Mr. Rasche will become Senior Vice President, Chief Financial Officer of Laclede Group effective October 1, 2013. Mr. Rasche, 53, joined the Company as Vice President, Finance in November 2009 and became Senior Vice President, Finance and Accounting of Laclede Group and Chief Financial Officer of Laclede Gas Company in May 2012. Prior to joining Laclede Group, Mr. Rasche served as Chief Financial Officer of TLC Vision Corporation from 2004 to May 2009. There are no related party transactions involving Mr. Rasche reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K, nor any family relationships between him and any existing director or officer of Laclede Group. There is no arrangement or understanding between him and any other person pursuant to which he has been named an executive officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: July 8, 2013	By:	/s/ S. Sitherwood
S. Sitherwood President and Chief Executive Officer

LACLEDE GAS COMPANY

Date: July 8, 2013	By:	/s/ S. L. Lindsey
S. L. Lindsey President